                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            GULFMARK OFFSHORE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                            [GULFMARK OFFSHORE, INC. LOGO]




                                            NOTICE OF
                                            ANNUAL MEETING OF
                                            STOCKHOLDERS AND
                                            PROXY STATEMENT




                  ANNUAL MEETING

                  MAY 24, 2002
                  MILLENNIUM HOTEL NEW YORK - BROADWAY
                  145 WEST 44TH STREET
                  NEW YORK, NEW YORK 10036

                             GULFMARK OFFSHORE, INC.

                        4400 POST OAK PARKWAY, SUITE 1170
                            HOUSTON, TEXAS 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the "Company") will be held in the Millennium Hotel New York - Broadway, 145 West 44th Street, New York, New York 10036, on Friday, May 24, 2002 at 11:00 A.M., Eastern Daylight Time, for the following purposes:

     1.  To elect a Board of seven (7) directors.

     2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     3. To amend the Company's 1997 Incentive Equity Plan to increase the number of shares reserved for issuance there under by 250,000 shares.

     4. To amend the Articles of Incorporation to increase the number of common shares authorized from 15,000,000 to 30,000,000.

     5.  To approve the GulfMark Employee Stock Purchase Plan

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 28, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                      By Order of the Board of Directors

                                      /s/ EDWARD A. GUTHRIE

                                      Edward A. Guthrie
                                      Secretary
Date:   April 10, 2002

                             GULFMARK OFFSHORE, INC.

                        4400 POST OAK PARKWAY, SUITE 1170
                            HOUSTON, TEXAS 77027-3414



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2002


     The accompanying proxy is solicited by the Management of GulfMark Offshore, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 24, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

     The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

     Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

     Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 17, 2002. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 24, 2002 is the close of business on March 28, 2002 (hereinafter called the "Record Date"). As of the Record Date there were 9,924,137 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

     The following table sets forth certain information with respect to each person who at March 28, 2002, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

               NAME AND ADDRESS OF                                                                 PERCENT OF
                BENEFICIAL OWNER                              NO. SHARES BENEFICIALLY OWNED(1)       CLASS
---------------------------------------------------------    ---------------------------------    ------------
  Lehman Brothers Holdings Inc.(2)                                                   2,030,226       20.46%
  399 Park Avenue
  New York, New York 10022

  Estabrook Capital Management LLC(3)
  430 Park Avenue, Suite 1800
  New York, New York 10022                                                           1,286,073       12.96%

  Dimensional Fund Advisors Inc.(4)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401                                                       550,100        5.54%

--------------------------------------------------------

     (1) Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

     (2) The information shown above was obtained from the Schedule 13D dated February 14, 2002 as filed with the Securities and Exchange Commission ("SEC") by Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. acts as an investment advisor and in such capacity has sole voting power and investment power over the shares.

     (3) The information shown above was obtained from the Schedule 13G dated January 17, 2002 as filed with the Securities and Exchange Commission ("SEC") by Estabrook Capital Management LLC. Estabrook Capital Management LLC acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 550,100 shares of GulfMark Offshore stock as of December 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of March 28, 2002, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                                        NO. OF SHARES BENEFICIALLY OWNED
                     NAME                                  AS OF MARCH 28, 2002(1)(2)              PERCENT OF CLASS(3)
---------------------------------------------------    ----------------------------------        -----------------------
David J. Butters                                                                  246,556 (4)(8)                 2.47%

Norman G. Cohen                                                                   105,938 (5)                    1.07%

Marshall A. Crowe                                                                  42,238                           --

Louis S. Gimbel, 3rd                                                              190,444 (6)                    1.92%

Sheldon S. Gordon                                                                  15,000                           --

Robert B. Millard                                                                 266,556 (8)                    2.68%

Bruce A. Streeter                                                                 197,395                        1.96%

Edward A. Guthrie                                                                  42,666                           --

John E. (Gene) Leech                                                              100,725 (7)                    1.01%

David D.E. Kenwright                                                                3,916                           --

Kevin D. Mitchell                                                                  25,494                           --

All directors and officers as a                                                 1,235,678                       11.93%
    group (11 persons)

---------------------------------------------------

     (1) Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

     (2) The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Mr. Butters - 59,138 shares; Mr. Cohen - 10,000 shares; Mr. Crowe - 34,569 shares; Mr. Gimbel
- 10,000; Mr. Gordon - 10,000; Mr. Millard - 10,000; Mr. Streeter - 163,976
shares; Mr. Guthrie - 32,666 shares; Mr. Leech - 73,656 shares; Mr. Kenwright - 1,666; Mr. Mitchell - 24,494 shares; and all directors and officers as a group - 354,999 shares.

     (3) Less than one percent unless otherwise indicated.

     (4) Includes 43,400 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 40,200 shares beneficially owned by Mr. Butters' wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

     (5) Includes 95,938 shares owned by a trust and with respect to which shares Mr. Cohen may be deemed to have shared voting and dispositive power. Mr. Cohen disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

     (6) Includes 15,210 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

     (7) Includes 600 shared beneficially owned by Mr. Leech's children, and with respect to which shares Mr. Leech has shared voting and dispositive power.

     (8) Messrs. Butters and Millard are Managing Directors of Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings Inc., the beneficial owner of 2,030,226 shares of Common Stock, representing 20.46% of the outstanding shares of such Common Stock. These shares are excluded from the shares shown as beneficially owned by Messrs. Butters and Millard in the table above. Lehman Brothers Inc. was engaged as lead underwriter for a public offering of 1,500,000 shares of Common Stock (1,725,000 including the exercise of an over allotment option) pursuant to an underwriting agreement dated March 18, 2002 and filed on form 8-K on March 18, 2002. Although they disclaim beneficial ownership of these shares, Messrs. Butters and Millard may have an interest in the profits of Lehman Brothers Holdings Inc. in its investment by virtue of their employment at Lehman Brothers Inc.

ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.



            NAME OF NOMINEES                            AGE                      YEAR FIRST BECAME DIRECTOR
-------------------------------------                 -------                  -------------------------------
David J. Butters                                         61                                 1989

Norman G. Cohen                                          80                                 1972

Marshall A. Crowe                                        81                                 1978

Louis S. Gimbel, 3rd                                     73                                 1970

Sheldon S. Gordon                                        66                                 2001

Robert B. Millard                                        51                                 1989

Bruce A. Streeter                                        53                                 1997

     David J. Butters is Chairman of the Board and is a member of the Executive, Compensation and Audit Committees. He is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Butters is currently a director of the Board of Weatherford International, Inc. and Anangel-American Shipholdings, Ltd., and a member of the Board of Advisors of Energy International, N.V. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. (the "Predecessor") from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc. (the "Merger").

     Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as Chairman of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a retired Vice-President of Amerada Hess Corporation, and former Chairman of the National Parks and Conservation Association. Mr. Cohen has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1972 until the Merger.

     Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

     Louis S. Gimbel, 3rd is a member of the Executive Committee. He is Chairman, Chief Executive Officer and a Director of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation and Co-Manager of Stadelman Fruit LLC. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1970 until the Merger.

     Sheldon S. Gordon is a member of the Audit and Compensation Committees. He is Chairman of Rhone Group LLC, Union Bancaire Privee Asset Management LLC and Union Bancaire Privee International Holdings, Inc. Mr. Gordon is currently a director of Ametek, Inc., Anangel-American Shipholdings Limited, Ermis Maritime Holdings, Ltd., Union Bancaire Privee, Holland Balanced Fund, New York Eye & Ear Infirmary, Continuum Health Partners, Inc. and Island Community Medical Services, Inc. Mr. Gordon has served as a director of the Company since February 2001.

     Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., which is a subsidiary of Lehman Brothers Holding Inc., where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Weatherford International, Inc., L-3 Communications Corporation and Kirch Media. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1989 until the Merger.

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

COMMITTEES AND MEETINGS OF DIRECTORS

     Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 2001, the Board of Directors met eight times, the Audit Committee met six times, and the Compensation Committee met two times. During 2001 each director attended at least 78% of the combined Board of Directors meetings and meetings of committees of the Board on which he served.

     Messrs. Butters, Cohen, Crowe and Gordon are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

     Although he is member of the Audit Committee, Mr. Butters is not an independent director. He is employed by Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings Inc., which as a result of its beneficial ownership of 20.46% of the Common Stock of the Company may be deemed an affiliate. The Board of Directors has determined that Mr. Butters' membership on the Audit Committee is in the Company's best interest. The Board of Directors based its determination upon a review of Mr. Butters' extensive financial experience and long relationship with the Company.

     Messrs. Butters, Cohen, Gordon and Millard are the current members of the Compensation Committee, the principal functions of which are to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

     Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors.

     The Company has no standing Nominating Committee.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he attends in person. In addition, during 2001 a $3,125 quarterly retainer was paid to each non-employee director of the Company. The Company also has a retainer arrangement with

Mr. Butters pursuant to which he receives a retainer of $8,333 per month for serving as Chairman of the Board. The Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy.

     Under our executive deferred compensation plan (the "EDC Plan") each director may elect to defer up to 100% of any fees paid by us for distribution after retirement or resignation from the Board of Directors. Under the EDC Plan, deferred compensation can be used to purchase Company common stock or may be retained by the Company and earn interest at Prime plus 2%. The first 7.5% of compensation deferred must be used to purchase common stock and may be matched by the Company. The matching portion vests prorata over five years based on the individual director's years of service on the Board of Directors. We have established a "Rabbi" trust to fund the stock portion of benefits under the EDC Plan. The funds provided to the trust are invested by a trustee independent of the Company in GulfMark common stock, which is purchased by the trustee on the open market. The assets of the trust are available to satisfy the claims of all general creditors of the Company in the event of bankruptcy or insolvency. Distributions from the plan are made according to the directors' election in shares of common stock for that portion deferred in common stock and in cash for that portion retained by the Company in the Prime plus 2% account. Total compensation paid in 2001 to the non-employee directors who have been nominated, including director fees and retainers insurance premium and matching under the EDC Plan area follows:

                                                  EDC
                          COMPENSATION          MATCHING         OTHER          TOTAL
                          ------------          --------        -------        --------
David J. Butters            $ 124,500           $ 15,575        $    --        $140,075

Norman G. Cohen                23,500              2,925         12,757          39,182

Marshall A. Crowe              23,500                 --         24,086          47,586

Louis S. Gimbel, 3rd           20,500              2,156         11,119          33,775

Sheldon S. Gordon              18,000              2,550             --          20,550

Robert B. Millard              21,500              2,700             --          24,200

     On May 6, 1999, each of the Company's directors received options to purchase shares of Common Stock under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for similar grants of options to non-employee directors in 2002 and 2005. As of March 28, 2002, there were 133,707 option shares outstanding under the Director Plan and 94,310 shares available for grant upon the election of a new director or under the automatic grant provisions discussed above.

REQUIRED VOTE FOR ELECTION OF DIRECTORS

     Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

THE MANAGEMENT RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters has a retainer arrangement with the Company described above pursuant to which Mr. Butters receives $8,333 per month for serving as Chairman of the Board of the Company. In 2001, Mr. Butters received $124,500 in director fees and retainers. During the 2001 fiscal year, no executive officer of the Company served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

     The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.


               NAME                                             POSITION                                   AGE
-----------------------------------       -----------------------------------------------------        -------------
Bruce A. Streeter                         President and Chief Operating Officer                             53

Edward A. Guthrie                         Executive Vice President - Finance,  Chief Financial              57
                                          Officer, Secretary and Treasurer

John E. (Gene) Leech                      Executive Vice President - Operations                             49

David D.E. Kenwright                      Vice President - North Sea Operations                             55

Kevin D. Mitchell                         Controller and Assistant Secretary                                33


     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

        Edward A. Guthrie was elected Executive Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company in July 1999. Prior to that date, Mr. Guthrie served in a number of capacities with Cliffs Drilling Company ("Cliffs") and its former parent company for a period of 25 years, most recently serving as Vice President-Finance and Chief Financial Officer prior to Cliffs' merger with R&B Falcon Corporation.

     John E. (Gene) Leech was named Executive Vice President - Operations of the Company in February 2001 after having served as Vice President - Operations from January 1997. He served as Vice President of Predecessor's Marine Division from its formation in November 1990 until the Merger. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

     David D.E. Kenwright was elected Vice President-North Sea Operations in May 2001. Mr. Kenwright became the Managing Director of the Company's North Sea subsidiary in January 2001, having previously held the post of Division Manager from January 1, 1994, following GulfMark's acquisition of BP Shipping's offshore support vessel fleet. Prior to joining Gulfmark, Mr. Kenwright was employed by BP for a period of 28 years, during which time he held various technical and commercial posts, the last of which was Division Manager of their offshore support vessel fleet.

     Kevin D. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997. He served as Controller and Assistant Secretary of the Predecessor from September 1996 until the Merger. Prior to that, Mr. Mitchell served as Controller for one year with E-Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP.

     The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001 was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                    ANNUAL COMPENSATION                         COMPENSATION
                                   ---------------------------------------------------------   --------------
                                                                                                   AWARDS
                                                                                               --------------
                                                                                                 SECURITIES
                                                                             OTHER ANNUAL        UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR        SALARY          BONUS        COMPENSATION(1)       OPTIONS         COMPENSATION
-------------------------------   -------    -----------    ------------    ----------------   --------------     -------------
Bruce A. Streeter                  2001        $225,000        $180,000          $   21,094           35,000      $   4,204(2)
  President and Chief              2000         220,000         140,000                  --           30,000          3,895
  Operating Officer                1999         195,000         100,000                  --           33,000          3,172

Edward A. Guthrie(3)               2001        $190,000         $90,000          $   17,813           18,000          3,346(2)
 Executive Vice President -        2000         190,000          75,000                  --           15,000          3,375
 Finance, Chief Financial          1999          92,199          45,000                  --           25,000             46
 Officer, Secretary, and
 Treasurer

John E. (Gene) Leech               2001        $170,000        $120,000          $   15,938           18,000          3,580(2)
  Executive Vice President         2000         145,000          75,000                  --           15,000          3,580
   - Operations                    1999         140,000          65,000                  --           14,000          2,929

David D.E. Kenwright               2001        $117,597         $50,000           $   7,500            5,000         18,530
  Vice President -                 2000          93,189          26,534                  --               --         17,176
  North Sea Operations             1999          96,536          32,362                  --               --         13,147

Kevin D. Mitchell                  2001         $93,500         $20,000           $   8,766            7,000          1,668(2)
  Controller and Assistant         2000          87,500          15,000                  --            5,000          1,566
  Secretary                        1999          82,500          12,500                  --            3,500          1,170

-------------------------------

     (1) Other Annual Compensation includes the matching of amounts by us under the EDC Plan. Under the EDC Plan, each officer may elect to defer up to 50% of salary and a minimum of 10% of bonus paid by us for distribution after retirement, resignation from the Company, or death. As of December 31, 2001, Messrs. Streeter, Guthrie, Leech, Kenwright, and Mitchell had 1,092, 922, 825, 1,916 and 454 shares of common stock allocated to their respective accounts.

     (2) Includes matching contributions made by the Company pursuant to its 401(k) savings plan of $2,100 each for Messrs. Streeter, Guthrie, and Leech, and $1,302 for Mr. Mitchell, life insurance premiums of $1,630, $616, and $1,010 for Messrs. Streeter, Guthrie, and Leech, respectively, and other insurance premiums of $474, $630, $470, and $366 for Messrs. Streeter, Guthrie, Leech and Mitchell, respectively.

     (3) Mr. Guthrie joined the Company as Executive Vice President, Secretary and Treasurer on July 6, 1999.

     A subsidiary of the Company entered into employment agreements with Messrs. Streeter, Leech and Guthrie. Effective as of July 1, 2000, Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $220,000 for each year during the three year term of his agreement. Effective as of July 1, 2001, Mr. Leech is entitled to be employed as a Vice President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $170,000 for each year during the two year term of his agreement. Effective July 6, 2001, Mr. Guthrie is entitled to be employed as a Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries and to receive an annual salary of not less than $190,000 for each year during the two year term of his agreement. In addition to annual salary, Messrs. Streeter, Leech and Guthrie may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter's, Leech's or Guthrie's employment without cause, or their respective resignations in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter's, Leech's or Guthrie's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Upon a change of control of the Company, Mr. Streeter would be entitled to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary's obligations under the agreements.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                ----------------------------------------------------------------
                                                                                                     POTENTIAL REALIZABLE VALUE
                                                                                                     AT ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION
                                                                                                          FOR OPTION TERM
                                                                                                    -----------------------------
                                  NUMBER OF         % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO        EXERCISE
                                OPTIONS/SARS(1)    EMPLOYEES IN       OR BASE        EXPIRATION
           NAME                  GRANTED (#)        FISCAL YEAR       PRICE($/SH)       DATE           5%($)             10%($)
----------------------------    ---------------    --------------     -----------    -----------    ------------    --------------
Bruce A. Streeter                       35,000            36.84%       $   32.54      2/27/11         $ 716,248      $1,815,113

Edward A. Guthrie                       18,000            18.95%       $   32.54      2/27/11           368,356          933,487

John E. (Gene) Leech                    18,000            18.95%       $   32.54      2/27/11           368,356          933,487

David D.E. Kenwright                     5,000             5.26%       $   32.54      2/27/11           102,321          259,302

Kevin D. Mitchell                        7,000             7.37%       $   32.54      2/27/11           143,250          363,023

----------------------------

     (1) One-third of the options granted become exercisable at each of one year, two years and three years, respectively, from the date of grant.

     The following table represents the total number of options to purchase the Company's Common Stock held by the named executive officers of the Company at December 31, 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                       SECURITIES                   VALUE OF
                                                                       UNDERLYING                  UNEXERCISED
                                                                       UNEXERCISED                IN-THE-MONEY
                                    SHARES                           OPTIONS/SARS AT             OPTIONS/SARS AT
                                   ACQUIRED                          FISCAL YEAR END             FISCAL YEAR END
                                      ON            VALUE             EXERCISABLE/                EXERCISABLE/
            NAME                   EXERCISE        REALIZED           UNEXERCISABLE             UNEXERCISABLE(1)
------------------------------     ---------     -----------    ----------------------     ------------------------
Bruce A. Streeter                         --     $        --       131,310 / 66,000          $1,812,026 / $446,641

Edward A. Guthrie                         --     $        --        21,666 / 36,334            $273,063 / $241,525

John E. (Gene) Leech                      --     $        --        57,989 / 32,667            $811,844 / $210,697

David D.E. Kenwright                      --     $        --         1,666 / 3,334                   -- / --

Kevin D. Mitchell                         --     $        --        20,327 / 11,501            $306,955 /  $64,352

------------------------------

     (1) Value based on the difference between the market value of the Common Stock on December 31, 2001 and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

     Non-employee directors of the Company also own outstanding options to purchase shares of Common Stock, as further described under the caption "Election of Directors-Director Compensation".

AUDIT COMMITTEE REPORT

     The Audit Committee Charter, a copy of which is attached as Appendix A, governs the operations of the Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2001.

     In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 subsequently filed with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

Audit Fees

     Fees for the fiscal year 2001 audit and the review of Forms 10-Q are $158,000, of which an aggregate amount of $114,500 has been billed through December 31, 2001.

Financial Information Systems Design and Implementations Fees

     Ernst & Young LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     Aggregate fees billed for all other services rendered by Ernst & Young LLP for the fiscal year ended December 31, 2001 are $106,550.

     Audit Committee of the Board of Directors:

                    Norman G. Cohen, Audit Committee Chairman
                    David J. Butters, Audit Committee Member
                    Marshall A. Crowe, Audit Committee Member
                    Sheldon S. Gordon, Audit Committee Member

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 2002 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of four directors who are not employees of the Company.

Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:

o Reward executives for long-term strategic management and the enhancement of stockholder value;

o Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

o Integrate compensation programs with the short and long-term strategic plans of the Company;

o Attract and retain key executives critical to the long-term success of the Company

o Align the interests of executives with the long-term interests of stockholders through award opportunities that an result in ownership of Common Stock.

Compensation Program Components

     The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers. The particular elements of the compensation programs for such persons are set forth in more detail below.

     Employment Agreements - A subsidiary of the Company has entered into Employment Agreements with its President, Executive Vice President - Finance and Executive Vice President - Operations. The purpose of the Employment Agreements are (i) to assure that the Company will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control, (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations.

     Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

     Performance Bonus - The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

     Incentive Equity Plan - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996, after the successful completion of the spin-off in 1997, and again in 1998-2001.

Discussion of 2001 Compensation for the Executive Officers Named in the Tables Above

    The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was increased in 2001 after a review of comparable salaries of executives in the offshore transportation industry as well as the salaries of executives of similar sized companies in the oil service industry. Mr. Streeter's 2001 bonus was determined following a review of the financial results of the Company and specific achievements by Mr. Streeter in managing the Company's operations throughout 2001 as the Company grew through the acquisition of eight vessels and the on time/budget delivery of the first of the nine newbuild vessels.

     The base salary established at the time of the hiring of Mr. Guthrie, Executive Vice President - Finance, Secretary and Treasurer, in 1999 was primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company and remained unchanged throughout

2001. Mr. Guthrie's 2001 bonus was based on the Committee's evaluation of his individual performance in assisting the Company in achieving its corporate and strategic objectives in 2001.

    The base salary for Mr. Leech, Executive Vice President - Operations, was increased in 2001 based on individual performance, the size of the Company's operations, as well as a review of compensation for executives in similar positions with industry peers. Mr. Leech's 2001 bonus was determined following a review of the financial results of the Company's operations for which Mr. Leech has responsibility and the specific achievements by Mr. Leech in meeting the Company's objectives in 2001.

Tax Considerations

     During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

Summary

     After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Compensation Committee of the Board of Directors:

                                David J. Butters
                                 Norman G. Cohen
                                Sheldon S. Gordon
                                Robert B. Millard

PERFORMANCE GRAPH

     The following performance graph and table compare the cumulative return on the Company's Common Stock to the Dow Jones Total Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Inc., BJ Services Co., Cooper Cameron Corp., Core Laboratories N.V., Friede Goldman Halter Inc., Global Industries Ltd., Halliburton Co., Hanover Compressor Co., Input/Output Inc., Key Energy Services Inc., Lone Star Technologies Inc., Maverick Tube Corp., National-Oilwell Inc., Newpark Resources Inc., Oceaneering International Inc., Offshore Logistics Inc., Schlumberger Ltd. N.V., Seacor Smit Inc., Seitel Inc., Smith International Inc., Superior Energy Services Inc., Tidewater Inc., Trico Marine Services, Varco International Inc., Veritas DGC Inc., and Weatherford International Inc.) for the periods indicated. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at May 1, 1997 (A), for the Company's Common Stock and December 31, 1996 for each index.

--------------------------------------------------------------------------------
                      COMPARISON OF CUMULATIVE TOTAL RETURN


                                                      1996        1997       1998        1999       2000        2001
                                                      ----        ----       ----        ----       ----        ----
GulfMark Offshore, Inc.                                100(A)      228        109         101        196         195
Dow Jones Total Market Index                           100         132        165         202        183         161
Dow Jones Oilfield Equipment and Services Index        100         149         82         110        163         113

(A) In lieu of December 31, 1996, the first day of active trading of the Company's Stock, May 1, 1997, is used for GulfMark Offshore, Inc.

--------------------------------------------------------------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2001 fiscal year were complied with, except that Mr. Marshall A. Crowe, a director of the Company, filed one late report reflecting one transaction that was not reported on a timely basis.

PROPOSAL TO RATIFY INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has recommended the selection of Ernst & Young LLP ("Ernst & Young") to examine the financial statements of the Company for fiscal year 2001. Ernst & Young served as GulfMark's auditors since the year ended December 31, 2000, after replacing Arthur Andersen LLP ("Arthur Andersen") who had served as the Company's auditors from 1961 to 1999 except for the year ended December 31, 1983. On April 10, 2000, the Company elected not to continue the engagement of Arthur Andersen as the Company's independent public accountants and engaged Ernst & Young as its new independent public accountants. The decision to change the Company's independent public accountants was recommended by the Company's Audit Committee and approved by the Board of Directors. This action was ratified by the stockholders on May 18, 2000, at the annual stockholders' meeting.

     Arthur Andersen's reports on the Company's financial statements for the year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     Ernst & Young's reports on the Company's financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the year ended December 31, 1999, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the year ended December 31, 2000 and 2001, and the prior interim period following the decision to change independent public accountants, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the year ended December 31, 1999, and the subsequent interim period preceding the decision to change independent public accountants, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Ernst & Young provide to the Company a written report or oral advice regarding such principles or audit opinion.

     In addition to audit services, Ernst & Young also provided certain non-audit services to the Company in 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Ernst & Young. A representative of Ernst & Young will be available at the conclusion of the meeting to respond to appropriate questions.

REQUIRED VOTE

    The selection of Ernst & Young is submitted for ratification by stockholders at the Annual Meeting. If stockholders do not ratify the selection of Ernst & Young, the selection of independent public accountants will be reconsidered by the Audit Committee. Ratification will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2002.

PROPOSAL TO AMEND THE 1997 INCENTIVE EQUITY PLAN

     General. The Company's 1997 Incentive Equity Plan was adopted by the Board of Directors on December 11, 1997, and approved by the stockholders on May 14, 1998. A total of 200,000 shares of Common Stock were initially reserved under the Plan. On April 18, 2000, the Board of Directors approved an amendment to the Plan increasing the number of shares reserved for issuance thereunder (including the number of shares that may be issued upon exercise of options intended to constitute incentive stock options) by 150,000 shares to an aggregate of 350,000 shares, subject to adjustment as provided in the Plan. On February 27, 2002, the Board of Directors approved an amendment to the Plan increasing the number of shares reserved for issuance thereunder (including the number of shares that may be issued upon exercise of options intended to constitute incentive stock options) by 250,000 shares to an aggregate of 600,000 shares, subject to adjustment as provided in the Plan and approval by the stockholders. The Board of Directors believes that it is in the Company's best interests to amend the Plan and increase the number of shares reserved for issuance thereunder in order to continue to provide ongoing incentive to the Company's employees in the form of options to purchase the Company's Common Stock.

     Purpose. The purpose of the Plan is to (i) attract and retain as employees persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentive, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participant's interests with those of the Company's other stockholders through compensation based on the Company's Common Stock. The closing price of the Company's Common Stock as reported on the Nasdaq National Market System on March 28, 2002 was $__.__ per share.

     Permitted Awards; Eligibility. The Plan permits the granting of any or all of the following types of awards ("Awards"): stock options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and rights to receive shares of the Company's Common Stock (or their cash equivalent) in the future ("Stock Awards"). Options granted under the Plan may be either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). All employees of the Company or any related company, as well as all individuals to whom a bona fide written offer of employment has been extended by the Company or any related company, are eligible to receive Awards pursuant to the Plan. At the current time, approximately 500 persons are eligible to participate in the Plan.

     Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Award not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Award, may at any time withdraw or from time to time amend the Plan and the terms and conditions of such Award as have been theretofore granted. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (a) amend the Plan without the approval of the stockholders, if such approval is required by Section 422 or 162(m) of the Code, (b) materially amend the Plan without stockholder approval, or (c) without stockholder approval re-price any outstanding Award by either amending such Award to reduce the exercise price, purchase price or grant date Fair Market Value per Share thereof or canceling such Award and re-granting or replacing such Award as or with an Award having a lower exercise price, purchase price or grant date Fair Market Value per Share.

     The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size and terms of the Award to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries pursuant to the Plan is currently 350,000 shares of Common Stock and will increase to 600,000 shares of Common Stock if the proposed amendment is approved by the stockholders; provided, however, that the maximum number of shares of Common Stock that may be issued pursuant to Stock Awards (including restricted stock) shall be 50,000 shares. The maximum number of shares that may issued upon exercise of Options intended to be Incentive Stock Options is currently 350,000 shares of Common Stock and will increase to the maximum number of shares that may be delivered from time to time pursuant to the Plan, or 600,000 shares of Common Stock, if the proposed amendment is approved by the stockholders. The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Stock Options or SAR's is 100,000 shares during any three consecutive calendar years. The maximum payment that can be made for Awards granted to any one individual pursuant to Stock Awards shall be $500,000 for any single or combined performance goals established for any annual performance period. If a Stock

Award is, at the time of grant, denominated in shares, the value of the shares for purposes of determining this maximum individual payment amount will be the fair market value of the Company's Common Stock on the first day of the applicable performance period.

     To the extent any shares of Common Stock covered by an Award are not delivered because the Award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available pursuant to the Plan. In the event of a corporate transaction affecting the capitalization of the Company, the Committee may adjust (i) the number and kind of shares which may be delivered under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) such other items the Committee determines to be equitable.

     Exercise Price. The exercise price of each Option and SAR granted pursuant to the Plan shall be established by the Committee at the time of grant, but the exercise price shall be not less than the fair market value of a share of the Company's Common Stock as of the date on which the Option or SAR is granted. For purposes of the Plan, the "fair market value" of the Company's Common Stock shall be (i) if the Company's Common Stock is listed on any stock exchange, the mean between the lowest and highest reported sale price of the Company's Common Stock on the date in question, or (ii) if the Company's Common Stock is not listed on a stock exchange, the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date in question in the over-the-counter market.

     Terms and Conditions. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No Option may be exercised prior to the date on which the participant completes one continuous year of employment with the Company or a related company after the date of grant, unless the Committee permits otherwise following a change of control or the death or disability of the participant. If the right to become vested in a Stock Award is conditioned on the completion of a specified period of service with the Company or any related company, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than one year; provided, however, that the Committee may permit accelerated vesting following a change of control or the death or disability of the participant.

     Option Expiration. Options shall expire on the date established by the Committee at the time of grant, but the expiration date shall be no later than the earliest to occur of (i) the ten-year anniversary of the date on which the Option was granted, (ii) one year following the termination of employment of a participant due to death or disability; (iii) three years following the termination of employment of a participant due to qualifying retirement; or (iv) ninety days following the termination of employment of a participant for any other reason.

     Transferability. The Committee may authorize all or a portion of any Award (other than Incentive Stock Options) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Except as set forth in the Plan and in the applicable agreement, no Awards shall be transferred, assigned, sold, pledged, mortgaged or encumbered by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualifying domestic relations order.

     Effective Date; Duration. The Plan became effective on December 11, 1997. The Plan is unlimited in duration; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted by the Board. In the event of Plan termination, the Plan shall remain in effect as long as any Awards under the Plan remain outstanding.

     Federal Income Tax Consequences. The following is a description of the Federal income tax consequences of certain transactions that may occur under the Plan. This summary is not intended to be exhaustive. It does not attempt to describe the Federal income tax consequences of each possible transaction under the Plan, nor does it describe any state, local or foreign tax consequences of any transactions under the Plan. Since the application of the general tax consequences described herein may vary depending on individual circumstances, each participant is urged to consult his or her own tax advisor regarding the Federal, state, local or foreign tax consequences of transactions under the Plan.

     Incentive Stock Options. Generally, Incentive Stock Options will not result in any taxable income to the optionee (and, therefore, the Company will not be entitled to any deduction) either upon the grant thereof or upon the timely exercise thereof. However, the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the option exercise price will be included in the optionee's alternative minimum taxable income. Upon a subsequent sale or disposition of shares of Common Stock obtained upon the exercise of an Incentive Stock Option, the optionee must recognize a taxable gain to the extent of the difference between the amount realized on the sale and the exercise price. If applicable holding period requirements are met (i.e., if the date of sale or disposition of such shares is at least two years after the date of the grant of the option and at least one year after the exercise of the option), the optionee will be entitled to long-term capital gain treatment upon the sale or disposition of the shares on the excess, if any, of the amount received from the sale over the optionee's basis in the option stock.

     The Company generally will not be allowed a deduction with respect to the granting of an Incentive Stock Option pursuant to the Plan. However, if an optionee fails to meet the holding period requirements, any gain realized by the optionee upon sale or disposition of the shares transferred to him upon exercise of any Option will be treated as ordinary income (rather than capital gain) in the year of such sale or disposition to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the exercise price. Additionally, the amount of ordinary income realized will be added to the optionee's basis in the option stock, and the Company will be allowed a corresponding deduction.

     Non-Qualified Stock Options. The grant of Non-Qualified Stock Options will not result in any taxable income to the recipient or a deduction for the Company. However, the recipient will realize ordinary income at the time the Option is exercised and the exercise price is paid in cash. In general, the ordinary income realized at exercise will be the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction if the tests for compensation are satisfied and the Company withholds the appropriate amount of taxes. The subsequent sale of shares received through the exercise of Non-Qualified Stock Options will be subject to capital gains treatment on the difference between the sale price and the basis of the stock (generally the fair market value of the stock at the time of exercise).

REQUIRED VOTE

     Approval of the proposed amendment to the Plan will require the affirmative vote of the holders of majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be counted as shares entitled to vote for approval of the Plan, but will have the same effect as a vote against the proposal. Broker non-votes are not counted as shares entitled to vote and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED PLAN, AND ALL PROXIES WILL BE SO VOTED UNLESS A CONTRARY SPECIFICATION IS MADE THEREON.

PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The Articles of Incorporation, as amended, of GulfMark Offshore, Inc. currently authorize the Company to issue up to 15 million (15,000,000) shares of Common Stock, $.01 par value per share, and two million (2,000,000) shares of Preferred Stock, no par value. The Company proposes that the Articles of Incorporation be further amended to provide thirty million (30,000,000) authorized shares of Common Stock, $.01 par value and two million (2,000,000) shares of Preferred Stock, no par value.

     The increase in the number of authorized shares of Common Stock will be effected through an amendment to the first paragraph of Article IV of the Company's Articles of Incorporation. As amended, such paragraph would read as follows:

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 32,000,000, consisting of 2,000,000 shares of Preferred Stock, without par value (hereinafter called "Preferred Stock"), and 30,000,000 shares of Common Stock, of the par value of $0.01 per share (hereinafter called "Common Stock").

     The Board believes that it is prudent to increase the number of authorized shares of Common Stock in order to provide a reserve of shares available for issuance to meet business needs. Like most corporations, the Company has historically maintained a substantial reserve of authorized but unissued shares in order to avoid the time and expense of seeking stockholder approval each time it needs to make a new issuance of Common Stock.

     The Board of Directors may deem it in the best interests of the stockholders to issue Common Stock in the pursuit of establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used for additional public offerings or for acquisitions or investments in complementary business. Although the Board of Directors has no current intention of issuing shares pursuant to establishing strategic relationships, it has a history of issuing shares related to providing equity incentives to key personnel. Additionally, upon approval of the increase in the number of authorized shares and depending upon various market conditions, the Board of Directors will be considering the issuance of shares through either a stock dividend or a stock split over the balance of 2002.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Although the Board currently has no intention of adopting a rights plan, implementation of the operative provisions of a rights plan may, under certain circumstances, require an increase in the number of authorized shares of Common Stock. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized number of shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

     Approval of the increase in the number of authorized shares of Common Stock would not affect the rights, privileges and preferences of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Common Stock outstanding.

     The Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of Common Stock are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their ownership interest therein.

     The issuance of other additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and depending upon the price paid of such additional shares, could result in dilution to the Company's current stockholders.

REQUIRED VOTE

     Approval of the proposed amendment to the Company's Articles of Incorporation to an increase in the number of authorized shares of Common Stock of the Company will require the affirmative vote of the holders of at least two-thirds (2/3) of outstanding shares of the Common Stock of Company on the record date entitled to vote on the proposal. Accordingly, abstentions and "broker non-votes" will have the effect of a vote "against" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL TO APPROVE THE GULFMARK EMPLOYEE STOCK PURCHASE PLAN

     The following summary description of the GulfMark Offshore, Inc. Employee Stock Purchase Plan ("ESPP") is qualified in its entirety by reference to the full text of the ESPP, which is attached hereto as Appendix B.

     The Board of Directors has adopted, subject to stockholder approval, the ESPP, covering 200,000 shares of Common Stock available for purchase in the ESPP. The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries with an opportunity to be compensated through benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock. It is the intention of the Company that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code.

     The ESPP will be administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee will be vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the ESPP, and any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the ESPP will be final and binding on all participants and all persons claiming under or through any participant.

     For each offering period, any person who is employed by the Company or any of the Company's subsidiaries designated by the Committee, and who was employed on first day of the prior offering period, will be eligible to participate in the ESPP for the current offering period.

     The ESPP will make shares available for purchase four times a year. Employees can elect to have up to 15% of their salary withheld for the purpose of making purchases beginning January 1 for purchases on March 31, beginning April 1 for purchases on June 30, beginning July 1 for making purchases on September 30 and October 1 for making purchases on December 31. The ESPP will utilize three month accumulation periods. On the first date of each offering period, a participant is granted an option to purchase a number of whole shares determined by dividing the amount to be withheld and applied for the offering period by the "option price" per share of Common Stock. The "option price" is the lesser of (i) 85% of the closing price of the Common Stock on the NASDSAQ as of the first day of the offering period or (ii) 85% of the closing price of the Common Stock on the NASDAQ as of the last day of the offering period. The closing price of the Common Stock on January 2, 2002 was $28.82 per share. Payment for shares to be purchased under the Employee Stock ESPP will be made by payroll deductions, but cannot exceed 15% of participants' compensation as defined in the Plan.

     No participant will be granted an option (i) if, immediately after the grant, the participant would own stock and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase ESPPs to accrue at a rate which exceeds $25,000 of the fair market value of the stock for each calendar year in which such option is outstanding at any time.

     A participant may withdraw from the ESPP except that no withdrawal may be made during the calendar month in which the last day of the offering period occurs, or such later date as may be established by the Committee. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant's withdrawal will not have any effect upon his or her eligibility to participate in any similar ESPP which may be thereafter adopted by the Company or in any subsequent offering period. Upon termination of the participant's employment for any reason, the payroll deductions credited to the participant's ESPP account will be returned to the participant unless the participant's termination occurs during the calendar month in which the last day of the offering period occurs. In that event, the participant's account will be used to purchase shares of Common Stock on the last day of the offering period.

     Unless a participant gives written notice of withdrawal from the ESPP to the Company, the option to purchase shares during an offering period will be exercised automatically for the participant on the day on which the offering period terminates. If the total number of shares for which options are to be exercised exceeds the number of shares then available under the ESPP for such offering period (as determined by the Committee in its sole discretion), the Company shall make a pro rata allocation of the shares available.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of by a participant. The Company may treat any such act as an election to withdraw funds.

     The Board of Directors of the Company may at any time terminate or amend the ESPP. No such termination can affect options previously granted, and no amendment can make any change in options theretofore granted which would adversely affect the rights of any participant. No amendment can be made prior to approval of the stockholders of the Company if such amendment would: (i) require the sale of more shares than are authorized under the ESPP or (ii) permit payroll deductions at a rate in excess of 15% of a participant's compensation as defined in the Plan.

     If the Company cannot ascertain the whereabouts of a participant three years after the participant's last purchase, under specified circumstances the Company may mail a notice of pending action to the last known address of the participant. The Committee may then cancel the account balance (including both shares and withholdings) if it is not claimed within three months after such notice. If the participant notifies the Company within one year of the date of the notice, the Company will deliver the account balance to the participant.

     The amounts withheld from a participant's pay under the ESPP will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

     A U.S. participant will not be required to recognize any income for federal income tax purposes either at the time the U.S. participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a U.S. participant before such sale or disposition. If a U.S. participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two years after the date on which the option to purchase such shares is granted to him ("Two-Year Period"), the U.S. participant must recognize ordinary income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares are exercised over (ii) the option price. The amount of "ordinary" income recognized by the U.S. participant will be added to the U.S. participant's basis in such shares. Any gain realized on a sale in excess of the U.S. participant's basis (after increasing such basis in such shares by the amount of the ordinary income recognized) will be taxed as capital gain, and any loss realized (after increasing such basis in such shares by the ordinary income recognized) will be a capital loss.

     If a U.S. participant sells shares acquired under the ESPP after holding such shares for the Two-Year Period or the U.S. participant dies, the U.S. participant or the U.S. participant's estate must include in ordinary income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date the option was granted over the option price, or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the option price. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the U.S. participant will be added to the U.S. participant's basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

     Taxation rules for non-U.S. participants vary by country of residence and the paragraphs above referencing the taxation of U.S. residents under the ESPP may not apply to foreign employees. The Company is obligated to comply with all local taxation regulations as applied to non-U.S. participants. Due to the differences, if any, in the tax regulations applicable to non-U.S. participants, the ESPP may not be as beneficial to non-U.S. participants.

     The Company will not receive any income tax deduction as result of issuing shares pursuant to the ESPP, except upon sale or disposition of shares by a participant within the Two-Year Period. In such an event, the Company will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of such shares.

REQUIRED VOTE

     Approval and adoption of the ESPP by stockholders requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the ESPP and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD HAS UNANIMOUSLY APPROVED THE ESPP AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ESPP. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE ESPP.

PROPOSALS BY STOCKHOLDERS

     The Company currently anticipates that its 2003 Annual Meeting will be held May 22, 2003. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company no later than November 8, 2002. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company's proxy statement and form of proxy related to the meeting and should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in the Company's proxy statement and form of proxy is given to the Company after April 7, 2003, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting.

OTHER BUSINESS

     The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.

                                          By Order of the Board of Directors

                                          /s/ EDWARD A. GUTHRIE

                                          Edward A. Guthrie
                                          Secretary

Houston, Texas
Date:  April 10, 2002

                                                                      APPENDIX A

                             GULFMARK OFFSHORE, INC.

                             AUDIT COMMITTEE CHARTER


ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The function of the audit committee is oversight. The Company's management is responsible for (i) the preparation, presentation and integrity of the Company's financial statements, (ii) the maintenance of appropriate accounting and financial reporting principles and policies and (iii) the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the audit committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the audit committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the audit committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the audit committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company's Board). In addition, the evaluation of the Company's financial statements by the audit committee is not of the same scope as, and does not involve the extent of detail as, audits performed by independent accountants, nor does the audit committee's evaluation substitute for the responsibilities of the Company's management for preparing, or the independent accountants for auditing, the financial statements.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the Reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      APPENDIX B

                             GULFMARK OFFSHORE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE. The purpose of this GulfMark Offshore, Inc. Employee Stock Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that Section of the Code.

         2. DEFINITIONS.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

            (d) "Company" shall mean GulfMark Offshore, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

            (e) "Compensation" shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee's gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, "Compensation" shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

            (f) "Designated Subsidiary" shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (g) "Employee" shall mean any individual who is an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

            (h) "Enrollment Date" shall mean the first day of each Offering Period.

            (i) "Exercise Date" shall mean the last day of each Offering Period.

            (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                 (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                 (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                 (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (k) "Offering Period" shall mean a period of approximately three (3) months during which an option granted pursuant to the Plan maybe exercised. There shall be four Offering Periods in each calendar year commencing and ending as follows: commencing on the first Trading Day on or after January 1, and terminating on the last Trading Day in the period ending the following March 31; commencing on the first Trading Day on or after April 1, and ending on the last Trading Day in the period ending the following June 30; commencing on the first Trading Day on or after July 1, and terminating on the last Trading Day in the period ending the following September 30; and commencing on the first Trading Day on or after October 1, and terminating on the last Trading Day in the period ending on the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

            (l) "Participant" shall mean an eligible Employee who has elected to participate in the Plan.

            (m) "Plan" shall mean this GulfMark Offshore, Inc. Employee Stock Purchase Plan.

            (n) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20 of this Plan.

            (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under option.

            (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

            (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3. ELIGIBILITY.

            (a) Any Employee employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, except:

                (1) Any Employee employed by the Company for less than three (3) months before the applicable Enrollment Date;

                (2) Any Employee whose customary employment is less than 20 hours per week; and

                (3) Any Employee whose customary employment is not more than five (5) months in any calendar year.

            (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (including by attribution under Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock of the Company constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) to the extent that his or her option rights to purchase stock under this Plan and any other employee stock purchase plans of the Company and its subsidiaries exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) in the aggregate for each calendar year in which such option right is outstanding at any time.

         4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods of three (3) months' duration, with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence with the first such first Trading Day on or after January 1, 2002. The Board shall have the power to change the duration and timing of Offering Periods with respect to future offerings without shareholder approval.

         5. PARTICIPATION.

            (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the designated human resources representative of the Company before the applicable Enrollment Date, unless a later time for submission is set by the Board for all eligible Employees with respect to a given Offering Period.

            (b) Payroll deductions for a Participant shall commence on the first payroll date occurring on or after the applicable Enrollment Date and shall end on the last payroll date occurring on or before the Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

         6. PAYROLL DEDUCTIONS.

            (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount equal to a whole percentage (e.g., 1%, 2%, etc.), but not exceeding fifteen percent (15%), of the Compensation that he or she receives on each pay day during the Offering Period.

            (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account. A Participant's account shall be only a bookkeeping account maintained by the Company, and neither the Company nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's account.

            (c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, but no other change can be made and, specifically, a Participant may not alter the rate of his or her payroll deductions during an Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. In such event, payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof

            (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant's tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee which may be available to it.

         7. GRANT OF OPTION. Effective on the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, a number of shares of the Company's Common Stock determined by dividing such Employee's total payroll deductions actually made before such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant

         8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participants account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account that are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other funds left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

         9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant, or to a broker designated by the Committee, of a stock certificate evidencing the shares purchased upon exercise of the option. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

         10. WITHDRAWAL.

             (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Exercise Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

             (b) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

         11. TERMINATION OF EMPLOYMENT . Upon a Participant's ceasing to be an Employee for any reason at any time on or prior to an Exercise Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant's account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant's option shall be automatically terminated.

         12. NO INTEREST. No interest shall accrue or be payable on the payroll deductions of a Participant in the Plan.

         13. STOCK.

             (a) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued by the Company.

             (b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock available for sale under the Plan shall be 200,000 shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

             (c) The Participant shall have no interest or voting rights in shares covered by his or her option or in any dividends declared by the Company in respect of its outstanding Common Stock until such option has been exercised.

             (d) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated by the Participant.

          14. ADMINISTRATION. The Plan shall be administered by the Board or a designated committee of members of the Board appointed by the Board. Initially, the Board has designated the Compensation Committee of the Board of Directors as responsible for administering the Plan. The Board or its designated committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision, and determination made by the Board or its designated committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

         15. DESIGNATION OF BENEFICIARY.

             (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death before exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

             (b) Such designation of beneficiary maybe changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or if, to the best of the Company's knowledge, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          16. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

          17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

          18. REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

         19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER, OR ASSET SALE.

             (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

             (b) Dissolution or Liquidation.. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless before such date the Participant has withdrawn from the Offering Period as provided in
Section 10 hereof

             (c) Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed, or an equivalent option substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the option or substitute equivalent options, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

         20. AMENDMENT AND TERMINATION.

             (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such degree as required.

             (b) Without shareholder consent and without regard to whether any Participant's rights may be considered to have been "adversely affected," the Board shall be entitled to: change the Offering Periods, the maximum amount of permitted payroll deductions, and the frequency and/or number of permitted changes in the amount withheld during an Offering Period; establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars; permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation; and establish such other limitations and procedures as the Board determines in its sole discretion are advisable.

             (c) In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

                 (1) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

                 (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                 (3) reallocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

         21. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. CONDITIONS UPON ISSUANCE OF SHARES.

             (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             (b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. TERM OF PLAN. The Plan shall become effective at the commencement of the first Offering Period following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section l.423-2(c)(1999) within 12 months after its adoption. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 20 hereof.

         24. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan and options issued to such persons shall be deemed to contain, and the shares issued upon exercise of such options shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

                         GULFMARK OFFSHORE, INC.
                      ANNUAL MEETING OF STOCKHOLDERS
                              May 24, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GulfMark Offshore, Inc. ("GulfMark") hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 24, 2002, at 11:00 a.m., EDT, at the Millennium Hotel New York - Broadway, 145 West 44th Street, New York, New York 10036, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 10, 2002:

                     (Continued and to be signed on other side)

                       PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GULFMARK OFFSHORE, INC.

                                  MAY 24, 2002

                *Please Detach and Mail in the Envelope Provided*


A [ ]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

(1) Election of Directors
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

       Nominees:
   David J. Butters
   Norman G. Cohen
   Marshall A. Crowe
   Louis S. Gimbel, 3rd
   Sheldon S. Gordon
   Robert B. Millard
   Bruce A. Streeter

           For                     Withhold
(except as listed below)       from all nominees

           [ ]                        [ ]

(2) To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

           For         Against       Abstain

           [ ]           [ ]           [ ]

(3) To amend the Company's 1997 Incentive Equity Plan to increase the number of shares reserved for issuance there under by 250,000 shares.

           For         Against       Abstain

           [ ]           [ ]           [ ]

(4) To amend the Articles of Incorporation to increase the number of common shares authorized from 15,000,000 to 30,000,000.

           For         Against       Abstain

           [ ]           [ ]           [ ]

(5) To approve the GulfMark Employee Stock Purchase Plan.

           For         Against       Abstain

           [ ]           [ ]           [ ]

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" all Proposals listed. Receipt of the Proxy Statement dated April 10, 2002 is hereby acknowledged.

PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE.

Signature of Stockholder(s) ____________________________

Dated: _____________, 2002


Note: Please sign exactly as your name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian please give your full title as it appears thereon.